UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2013

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 3, 2013 the Board of Directors of Sears Hometown and Outlet Stores, Inc. (the “Company”) approved the Company’s Amended and Restated Bylaws (the "Amended and Restated Bylaws"), effective immediately.  The Amended and Restated Bylaws include a new Section 7.6, which provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for each of the following: (i) each derivative action or proceeding brought on behalf of the Company; (ii) each action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Company’s stockholders; (iii) each action asserting a claim against the Company or any of its directors, officers, or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation, as amended, or the bylaws; and (iv) each action asserting a claim against the Company or any of its directors, officers, or other employees governed by the internal affairs doctrine of the State of Delaware; but only if, in an action or a proceeding described in one or more of clauses (i), (ii), (iii), or (iv) above, the court has personal jurisdiction over all indispensable parties named as defendants in the action or the proceeding.  The new Section 7.6 also provides that each natural person, entity, organization, enterprise, or instrumentality purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of, and to have consented to, the provisions of new Section 7.6.
The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
3.1 Amended and Restated Bylaws of Sears Hometown and Outlet Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen
Vice President, General Counsel, and Secretary
Dated: December 9, 2013

Exhibit Index

Exhibit Number	Document Description

3.1	Amended and Restated Bylaws of Sears Hometown and Outlet Stores, Inc.